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                                                                  Exhibit 23.1


INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-51643, 33-51641, 33-53490 and 1-10571 of Northeast Federal Corp. on Forms S-8 of our report dated January 20, 1995, appearing in the Annual Report on Form 10-K of Northeast Federal Corp. for the year ended December 31, 1994.



 [SIGNATURE FOR DELOITTE & TOUCHE, LLP APPEARS HERE]

Hartford, Connecticut
March 15, 1995